HALLIBURTON ANNUAL PERFORMANCE PAY PLAN
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

                                      INDEX

ARTICLE I....................................................................  1
PURPOSE    1

ARTICLE II...................................................................  2
DEFINITIONS..................................................................  2

         2.1      Definitions................................................  2
                  -----------
         2.2      Number.....................................................  5
                  ------
         2.3      Headings...................................................  5
                  --------

ARTICLE III..................................................................  5
PARTICIPATION................................................................  5

         3.1      Participants...............................................  5
                  ------------
         3.2      Partial Plan Year Participation............................. 5
                  -------------------------------
         3.3      No Right to Participate..................................... 7
                  -----------------------
         3.4      Plan Exclusive.............................................  7
                  --------------
         3.5      Consent to Dispute Resolution..............................  7
                  -----------------------------


ARTICLE IV...................................................................  7
ADMINISTRATION...............................................................  7

ARTICLE V....................................................................  8
REWARD DETERMINATIONS........................................................  8

         5.1      Performance Measures.......................................  8
                  --------------------
         5.2      Performance Requirements...................................  8
                  ------------------------
         5.3      Reward Determinations....................................... 9
                  ---------------------
         5.4      Reward Opportunities ......................................  9
                  --------------------
         5.5      Discretionary Adjustments..................................  9
                  -------------------------
         5.6      Discretionary Bonuses...................................... 10
                  ---------------------

ARTICLE VI..................................................................  10
DISTRIBUTION OF REWARDS.....................................................  10

         6.1      Form and Timing of Payment................................  10
                  --------------------------
         6.2      Excess Remuneration.......................................  10
                  -------------------
         6.3      Elective Deferral.........................................  11
                  -----------------
         6.4      Tax Withholding...........................................  11
                  ---------------
         6.5      No Interest or Dividend Equivalents.......................  11
                  -----------------------------------
         6.6      Lump Sum Payments.........................................  11
                  -----------------

ARTICLE VII.................................................................. 12
TERMINATION OF EMPLOYMENT.................................................... 12

         7.1      Termination of Service During Plan Year.................... 12
                  ---------------------------------------
         7.2      Termination of Service After End of Plan Year But Prior
                  -------------------------------------------------------
                  to Full Payment............................................ 13
                  ---------------
ARTICLE VIII................................................................. 13
RIGHTS OF PARTICIPANTS AND BENEFICIARIES..................................... 13

         8.1      Status as a Participant or Beneficiary..................... 13
                  --------------------------------------
         8.2      Employment................................................. 14
                  ----------
         8.3      Nontransferability......................................... 14
                  ------------------
         8.4      Nature of Plan............................................. 14
                  --------------

ARTICLE IX................................................................... 15
CORPORATE CHANGE............................................................. 15

ARTICLE X.................................................................... 16
AMENDMENT AND TERMINATION.................................................... 16

ARTICLE XI................................................................... 16
MISCELLANEOUS................................................................ 16
         11.1     Governing Law.............................................. 16
                  -------------
         11.2     Severability............................................... 16
                  ------------
         11.3     Successor.................................................. 16
                  ---------
         11.4     Effective Date............................................. 17
                  --------------

                                   HALLIBURTON

                           ANNUAL PERFORMANCE PAY PLAN


         The Compensation Committee of Directors of Halliburton Company, having heretofore established the Halliburton Annual Performance Pay Plan (formerly known as the Annual Reward Plan), pursuant to the provisions of Article X of said Plan, hereby amends and restates said Plan to be effective in accordance with the provisions of Section 11.4 hereof.

                                    ARTICLE I

                                     PURPOSE

         The purpose of the Halliburton Annual Performance Pay Plan (the "Plan") is to reward management and other key employees of the Company and its Affiliates for improving financial results which drive the creation of value for shareholders of the Company and thereby, serve to attract, motivate, reward and retain high caliber employees required for the success of the Company. The Plan provides a means to link total and individual cash compensation to Company performance, as measured by Cash Value Added ("CVA") and, where appropriate, other CVA-related performance measures on the basis of Participant sharing in CVA improvement, a demonstrated driver of shareholder value. In addition, to further relate compensation earned under the Plan to shareholder value creation and to provide incentives for Participants to focus on a time frame longer than one year, the Plan provides that one-half of incentive compensation earned for a Plan Year will be paid in cash following the end of the Plan Year and the remaining one-half will be converted into Common Stock Equivalents and paid in cash installments in the second and third years after the Plan Year, each installment based on the value at the time of payment of one-half of such Common Stock Equivalents.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

                  "Affiliate" shall mean a Subsidiary of the Company or a division or designated group of the Company or a Subsidiary.

                  "Base Salary" shall mean the regular cash compensation actually paid during a Plan Year to a Participant for services rendered or labor performed while participating in the Plan, including base pay a Participant could have received in cash in lieu of (i) contributions made on such Participant's behalf to a qualified Plan maintained by the Company or to any cafeteria plan under Section 125 of the Code maintained by the Company and (ii) deferrals of compensation made at the Participant's election pursuant to a plan or arrangement of the Company or an Affiliate, but excluding any Rewards under this Plan and any other bonuses, incentive pay or special awards.

                  "Beneficiary" shall mean the person, persons, trust or trusts entitled by Will or the laws of descent and distribution to receive the benefits specified under the Plan in the event of the Participant's death prior to full payment of a Reward.

                  "Board of Directors" shall mean the Board of Directors of the Company.

                  "Business   Unit  CVA"  shall  mean  the   respective  CVA  of
         designated business units, each calculated on an aggregate basis for their respective operations.

                  "Cause" shall mean (i) the conviction of the Participant of a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in course of fulfilling the Participant's employment duties or (iii) the disclosure by the Participant to any unauthorized person or competitor of any confidential information or confidential knowledge as to the business or affairs of the Company and its Affiliates.

                  "CEO" shall mean the Chief Executive Officer of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Compensation Committee of Directors of the Company, appointed by the Board of Directors from among its members, no member of which shall be an employee of the Company or a Subsidiary.

                  "Common Stock" shall mean the common stock, par value $2.50 per share, of the Company.

                  "Common Stock Equivalent" shall mean a unit entitling a Participant to receive at a designated time or times in the future a cash payment equal to the Fair Market Value at such time or times of one share of Common Stock.

                  "Company" shall mean Halliburton Company and its successors.

                  "Company CVA" shall mean CVA calculated on a consolidated basis.

                  "Corporate Change" shall have the meaning ascribed in Article II, Paragraph (h) of the Company's 1993 Stock and Long-Term Incentive Plan, as amended.

                  "CVA" shall mean the difference between operating cash flow and a capital charge, calculated in accordance with the criteria and guidelines set forth in the Corporate Policy entitled "Cash Value Added
         (CVA)," as in effect at the time any such calculation is made.

                  "CVA Drivers" shall mean such other measurements of operating performance as may be approved by the CEO which are applicable to Participants within particular Participant Categories.

                  "Deferred   Payment  Date"  shall  mean,  with  respect  to  a
         particular Plan Year, the last business day of February of the second and third years following the end of such Plan Year.

                  "Dispute   Resolution  Program"  shall  mean  the  Halliburton
         Dispute Resolution Plan.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Executive Committee" shall mean the Executive Committee of the Company.

                  "Fair Market Value" shall mean the average closing price per share of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) for the ten (10) trading days immediately preceding a Payment Date, a Deferred Payment Date or such other date on which the Common Stock Equivalents are to be valued pursuant to the Plan provisions. If the Common Stock is not publicly traded on a national securities exchange at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

                  "Group CVA" shall mean the respective CVA of the Halliburton Energy Group and the Engineering and Construction Services Group, each calculated on an aggregate basis for their respective operations.

                  "Key Employees" shall mean regular, full-time employees of the Company or an Affiliate below the Officer level.

                  "Officer" shall mean a full officer of the Company or an Affiliate.

                  "Participant" shall mean any active employee of the Company or an Affiliate who participates in the Plan pursuant to the provisions of
         Article III hereof. An employee shall not be eligible to participate in the Plan while on a leave of absence.

                  "Participant Category" shall mean a grouping of Participants determined in accordance with the applicable provisions of Article III.

                  "Payment Date" shall mean, with respect to a particular Plan Year, the last business day of February of the year next following the end of such Plan Year.

                  "Performance Goals" shall mean, for a particular Plan Year, established levels of applicable Performance Measures.

                  "Performance Measures" shall mean the criteria used in determining Performance Goals for particular Participant Categories, which may include one or more of the following: Company CVA, Group CVA, Business Unit CVA and CVA Drivers.

                  "Plan" shall mean the Halliburton Annual Performance Pay Plan (formerly known as the Halliburton Company Annual Reward Plan) as amended and restated effective January 1, 1997, and as the same may thereafter be amended from time to time.

                  "Plan Year" shall mean the calendar year ending December 31, 1995 and each subsequent calendar year thereafter.

                  "Reward"   shall   mean  the   dollar   amount  of   incentive
         compensation payable to a Participant under the Plan for a Plan Year determined in accordance with Section 5.3.

                  "Reward Opportunity" shall mean, with respect to each Participant Category, incentive reward payment amounts, expressed as a percentage of Base Salary, which corresponds to various levels of pre-established Performance Goals, determined pursuant to the Reward Schedule.

                  "Reward Schedule" shall mean the schedule which aligns the level of achievement of applicable Performance Goals with Reward Opportunities for a particular Plan Year, such that the level of achievement of the pre-established Performance Goals at the end of such Plan Year will determine the actual Reward.

                  "Section 16  Officer"  shall mean an officer who is subject to
         Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

                  "Subsidiary" shall mean any corporation 50 percent or more of whose voting power is owned, directly or indirectly, by the Company.

         2.2      Number.  Wherever  appropriate   herein,  words  used  in  the
singular shall be considered to include the plural and words used in the plural shall be considered to include the singular.

         2.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between headings and the text of the Plan, the text shall control.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 Participants. Active employees who are members of the Executive Committee and Section 16 Officers as of the beginning of each Plan Year shall be Participants for such Plan Year. In addition, such other Officers and Key Employees as may be designated annually as Participants by the CEO prior to the last day of February each Plan Year shall be Participants for such Plan Year.

         3.2 Partial Plan Year Participation. If, after the beginning of a Plan Year, an employee who was not previously a Participant for such Plan Year
(i) is newly  appointed or elected as a member of the  Executive  Committee or a
Section 16 Officer or (ii) returns to active employment as a member of the Executive Committee or as a Section 16 Officer following a leave of absence, such employee shall become a Participant effective with such appointment or election or return to active service, as the case may be, for the balance of the

Plan Year, on a prorated basis, unless the Committee shall determine, in its sole discretion, that the participation shall be delayed until the beginning of the next Plan Year. If, after the beginning of the Plan Year, (i) a person is newly elected or appointed as an Officer (other than a Section 16 Officer) or is newly hired, promoted or transferred into a position in which he or she is a Key Employee, or (ii) an employee who was not previously a Participant for such Plan Year returns to active employment as an Officer (other than a Section 16 Officer) or a Key Employee following a leave of absence, the CEO, or his delegate, may designate in writing such person as a Participant for the pro rata portion of such Plan Year beginning on the first day of the month following such designation.
         If an employee who has previously been designated as a Participant for a particular Plan Year takes a leave of absence during such Plan Year, all of such Participant's rights to a Reward for such Plan Year shall be forfeited, unless the Committee (with respect to a Participant who is a member of the Executive Committee or a Section 16 Officer) or the CEO (with respect to any other Participant) shall determine that such Participant's Reward for such Plan Year shall be prorated based upon that portion of the Plan Year during which he or she was an active Participant, in which case the prorated portion of the Reward shall be paid in accordance with the applicable provisions of Article VI.
         Each Participant shall be assigned to a Participant Category at the time he or she becomes a Participant for a particular Plan Year. If a Participant thereafter incurs a change in status due to promotion, demotion, reassignment or transfer, (i) the Committee, in the case of the CEO or other
Section 16 Officer or (ii) the CEO, or his delegate, in the case of any other Participant, may approve in writing such adjustment in such Participant's Reward

Opportunity as deemed appropriate under the circumstances (including termination of participation in the Plan for the remainder of the Plan Year), such adjustment to be made on a pro rata basis for the balance of the Plan Year effective with the first day of the month following such approval, unless some other effective date is specified.

         3.3 No Right to Participate. Except as provided in Sections 3.1 and 3.2, no Participant or other employee of the Company shall, at any time, have a right to participate in the Plan for any Plan Year, notwithstanding having previously participated in the Plan.

         3.4 Plan Exclusive. No employee shall simultaneously participate in this Plan and in any other short-term incentive plan of the Company or an Affiliate unless such employee's participation in such other plan is approved by the CEO, or his delegate.

         3.5 Consent to Dispute Resolution. Participation in the Plan constitutes consent by the Participant to be bound by the terms and conditions of the Dispute Resolution Program which in substance requires that all disputes arising out of or in any way related to employment with the Company or its Affiliates, including any disputes concerning the Plan, be resolved exclusively through such program, which includes binding arbitration as the last step.

                                   ARTICLE IV

                                 ADMINISTRATION

         Each Plan Year, the Committee shall establish the basis for payments under the Plan in relation to given Performance Goals, as more fully described in Article V hereof, and, following the end of each Plan Year, determine the actual Reward payable for each Participant Category. The Committee is authorized to construe and interpret the Plan, to prescribe, amend and rescind rules, regulations and procedures relating to its administration and to make all other determinations necessary or advisable for administration of the Plan. The CEO shall have such authority as is expressly provided in the Plan. In addition, as permitted by law, the Committee and the CEO may delegate such of their respective authority granted under the Plan as deemed appropriate; provided, however, that (i) the Committee may not delegate its authority with respect to matters relating to the CEO and other Section 16 Officers and (ii) the Committee and the CEO may not delegate their respective authority under Article V hereof. Decisions of the Committee and the CEO, or their respective delegaterning accordance with the authority granted hereby or delegated pursuant hereto shall be conclusive and binding. Subject only to compliance with the express provisions hereof, the Committee, the CEO and their respective delegater may act in their sole and absolute discretion with respect to matters within their authority under the Plan.

                                    ARTICLE V

                              REWARD DETERMINATIONS

         5.1 Performance Measures. CVA shall be the primary Performance Measure in determining Performance Goals for any Plan Year. In addition, appropriate CVA Drivers applicable to particular Participants within certain Participant Categorier may also be used as Performance Measures.

         5.2 Performance Requirements. Prior to the last day of February of each Plan Year, (i) the Committee shall approve the Company CVA, applicable Group CVA and applicable Business Unit CVA Performance Goals for certain
Participant Categorier and the CEO shall approve appropriate CVA Drivers applicable to certain Participants and (ii) the Committee shall establish a Reward Schedule which aligns the level of achievement of applicable Performance

Goals with Reward Opportunitier, such that the level of achievement of the pre-established Performance Goals at the end of the Plan Year will determine the actual Reward.

         5.3 Reward Determinations. After the end of each Plan Year, (i) the Committee shall determine the extent to which the Performance Goals (other than CVA Drivers) have been achieved (ii) and the CEO shall determine the extent to which the applicable CVA Drivers have been achieved, and the amount of the Reward shall be computed for each Participant in accordance with the Reward Schedule.

         5.4 Reward Opportunitier. The established Reward Opportunitier may vary in relation to the Participant Categorier and within the Participant Categorier. In the event a Participant changes Participant Categorier during a Plan Year, the Participant's Reward Opportunitier shall be adjusted in accordance with the applicable provisions of Section 3.2.

         5.5 Discretionary Adjustments. Once established, Performance Goals will not be changed during the Plan Year. However, if the Committee, in its sole and absolute discretion, determines that there has been (i) a change in the business, operations, corporate or capital structure, (ii) a change in the manner in which business is conducted or (iii) any other material change or event which will impact one or more Performance Goals in a manner the Committee did not intend, then the Committee may, reasonably contemporaneously with such change or event, make such adjustments as it shall deem appropriate and equitable in the manner of computing the relevant Performance Measures applicable to such Performance Goal or Goals for the Plan Year; provided, however, that the CEO shall be authorized, subject to the review and oversight of the Committee, to make adjustments in the manner of computing one or more CVA

Drivers if, when evaluated in accordance with the standards set forth in the preceding sentence, he shall deem such adjustments to be appropriate and equitable.

         5.6 Discretionary Bonuses. Notwithstanding any other provision contained herein to the contrary, the Committee may, in its sole discretion, make such other or additional bonus payments to a Participant as it shall deem appropriate.

                                   ARTICLE VI

                             DISTRIBUTION OF REWARDS

         6.1 Form and Timing of Payment. Except as otherwise provided below, one-half of the amount of each Reward shall be paid in cash on the Payment Date, or as soon thereafter as practicable. Payment of the remaining amount of the Reward shall be deferred and paid in accordance with the provisions set forth below.
         The remaining one-half of the Reward shall be converted into Common Stock Equivalents, the number of which shall be determined by using the Fair Market Value per share of the Common Stock as of the Payment Date, rounded to the next even-numbered whole share. A cash payment equal to the Fair Market Value of one-half of the Common Stock Equivalents as of the first Deferred Payment Date shall be made on such date, or as soon thereafter as practicable; and a cash payment equal to the Fair Market Value of the remaining Common Stock Equivalents as of the second Deferred Payment Date shall be made on such date, or as soon thereafter as practicable.

         6.2 Excess Remuneration. Notwithstanding the provisions of Section 6.1, the Committee may, in its discretion, with respect to a Participant who is a "covered employee" for purposes of Section 162(m) of the Code, determine that payment of that portion of a Reward which would otherwise cause such

Participant's compensation to exceed the limitation on the amount of compensation deductible by the Company in any taxable year pursuant to such
Section 162(m), shall be deferred until such Participant is no longer a "covered employee."

         6.3 Elective Deferral. Nothing herein shall be deemed to preclude a Participant's election to defer receipt of a percentage of his or her Reward beyond the time such amount would have been payable hereunder pursuant to the Halliburton Elective Deferral Plan or other similar plan.

         6.4 Tax Withholding. The Company or employing entity through which payment of a Reward is to be made shall have the right to deduct from any payment hereunder any amounts that Federal, state, local or foreign tax laws require with respect to such payments.

         6.5 No Interest or Dividend Equivalents. No interest or dividend equivalents shall be accrued or paid under this Plan on the amount of any portion of a Reward as to which distribution is deferred.

         6.6 Lump Sum Payments. Notwithstanding the provisions of Section 6.1,the CEO may, from time to time, determine that Participants in certain designated Participant Categories below the Officer level are to receive payment of their respective Rewards in a lump sum on the Payment Date, rather than pursuant to the deferral provisions of Section 6.1.
         Notwithstanding the provisions of Section 6.1, in the event of termination of a Participant's employment for any reason other than death (in which event payment shall be made in accordance with the applicable provisions of Article VII), such Participant shall receive the amount of any Reward (or prorated portion thereof) which is payable pursuant to Section 7.1, and/or the remaining unpaid portion of any Reward which is payable pursuant to Section 7.2 in lump sum payment, unless the Committee (with respect to the CEO or other
Section 16 Officer) or the CEO (with respect to any other Participant) shall determine that such amounts shall be paid in accordance with the deferral provisions of Section 6.1. In addition, the CEO (except with respect to himself or other Section 16 Officers, in which case such authorization shall be made by the Committee) may, on a case by case basis to facilitate Plan administration, authorize the lump sum cash payment of the amount of a Reward and/or the remaining unpaid portion of a Reward in lieu of the deferral provisions of
Section 6.1, if the amount of such payment is deemed to be too small to justify its deferral.
         Lump sum payment shall be paid in cash on the Plan Year Payment Date with respect to the Reward (or the prorated portion thereof) earned for such Plan Year. With respect to lump sum payment of the unpaid amount of Rewards earned for prior Plan Years, the aggregate Fair Market Value of a Participant's remaining Common Stock Equivalents for such Plan Years shall be determined as of the Participant's termination date or the date the lump sum payment is authorized pursuant to the last sentence of the preceding paragraph, as applicable, and paid in cash as soon thereafter as practicable.

                                   ARTICLE VII

                            TERMINATION OF EMPLOYMENT

         7.1 Termination of Service During Plan Year. In the event a Participant's employment is terminated prior to the last business day of a Plan Year for any reason other than death, normal retirement at or after age 65 or disability (as determined by the CEO or his delegate), all of such Participant's rights to a Reward for such Plan Year shall be forfeited, unless the Committee (with respect to a Participant who was the CEO or other Section 16 Officer) or the CEO (with respect to any other Participant) shall determine that such Participant's Reward for such Plan Year shall be prorated based upon that portion of the Plan Year during which he or she was a Participant, in which case the prorated portion of the Reward shall be paid in accordance with the applicable provisions of Article VI. In the case of death during the Plan Year, the prorated amount of such Participant's Reward shall be paid to the Participant's estate, or if there is no administration of the estate, to the heirs at law, on the Payment Date, or as soon thereafter as practicable. In the case of disability or normal retirement at or after age 65, the prorated amount of a Participant's Reward shall be paid in accordance with the applicable provisions of Article VI.

         7.2 Termination of Service After End of Plan Year But Prior to Full Payment. If a Participant's employment is terminated for any reason other than termination for Cause the unpaid amount of any Reward applicable to any previous Plan Year shall be paid to the Participant in accordance with the applicable provisions of Article VI, except in the case of death, in which case the amount of the Reward then unpaid shall be paid to such Participant's estate, or of there is no administration of the estate, to the heirs at law, as soon as practicable.
         If a Participant's employment is terminated for Cause, all of such Participant's rights to the unpaid amount of any Reward applicable to any previous Plan Year shall be forfeited.

                                  ARTICLE VIII

                    RIGHTS OF PARTICIPANTS AND BENEFICIARIES

         8.1 Status as a Participant or Beneficiary. Neither status as a Participant or Beneficiary shall be construed as a commitment that any Reward will be paid or payable under the Plan.

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         8.2      Employment.  Nothing contained in  the Plan or in any document related to the Plan or to any Reward shall confer upon any Participant any right to continue as an employee or in the employ of the Company or an Affiliate or constitute any contract or agreement of employment for a specific term or interfere in any way with the right of the Company or an Affiliate to reduce such person's compensation, to change the position held by such person or to terminate the employment of such person, with or without cause.

         8.3 Nontransferability. No benefit payable under, or interest in, this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Participant or Beneficiary; provided, however, that, nothing in this Section 8.3 shall prevent transfer (i) by Will, (ii) by applicable laws of descent and distribution or (iii) pursuant to an order that satisfies the requirements for a "qualified domestic relations order" as such term is defined in section 206(d)(3)(B) of ERISA and section 414(p)(1)(A) of the Code, including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of ERISA and section 414(p)(4)(B) of the Code. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the Plan.

         8.4 Nature of Plan. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Affiliate by reason of any Reward hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained


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in the Plan (or in any document related  thereto),  nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary
relationship   between  the  Company  or  an  Affiliate  and  any   Participant,
Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment with respect to a Reward hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing entity, as applicable. All amounts payable under the Plan shall be paid from the general assets of the Company or employing entity, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in the Plan shall be deemed to give any employee any right to participate in the Plan except in accordance herewith.

                                   ARTICLE IX

                                CORPORATE CHANGE

         In the event of a Corporate Change, (i) with respect to a Participant's Reward Opportunity for the Plan Year in which the Corporate Change occurred, such Participant shall be entitled to an immediate cash payment equal to the maximum amount of Reward he or she would have been entitled to receive for the Plan Year, prorated to the date of the Corporate Change; and (ii) with respect to Rewards earned in prior Plan Years which have not been paid in full, the Fair Market Value of each Participant's remaining Common Stock Equivalents for all such Plan Years shall be determined as of the Corporate Change and paid in cash immediately.


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                                    ARTICLE X

                            AMENDMENT AND TERMINATION

         Notwithstanding anything herein to the contrary, the Committee may, at any time, terminate or, from time to time amend, modify or suspend the Plan; provided, however, that, without the prior consent of the Participants affected, no such action may adversely affect any rights or obligations with respect to any Rewards theretofore earned for a particular Plan Year, whether or not the amounts of such Rewards have been computed and whether or not such Rewards are then payable.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, except to the extent preempted by federal law. The Federal Arbitration Act shall govern all matters with regard to arbitrability.

         11.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         11.3 Successor. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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         11.4 Effective  Date.  This amendment and restatement of the Plan shall be effective from and after January 1, 1997, and shall remain in effect until such time as it may be terminated or amended pursuant to Article X.